SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GRAND TOYS INTERNATIONAL, INC.

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GRAND TOYS INTERNATIONAL, INC.

1710 Route Transcanadienne

Dorval, Quebec, H9P 1H7

CANADA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 14, 2002

To our Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of Grand Toys International, Inc. (the "Company"), which will be held at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA on March 14, 2002, at 11:00 am (Montreal time) for the following purposes:

    To elect four directors;

    To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2001 fiscal year; and

    To transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

Shareholders of record at the close of business on February 11, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the 2001 Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented and voted.

Thank you for your support and continued interest in Grand Toys International, Inc.

YOU MAY REVOKE THE PROXY AT ANY TIME

BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

By order of the Board of Directors,

Elliot Bier

Secretary

Dated: Dorval, Quebec, Canada

February 12, 2002

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GRAND TOYS INTERNATIONAL, INC.

PROXY STATEMENT

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation by the Board of Directors of Grand Toys International, Inc. of proxies to be voted at our Annual Meeting to be held on March 14, 2002 at the principle offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA 11:00 a.m. (Montreal time). All properly executed proxies in the accompanying form received by us prior to the Annual Meeting will be voted at the Annual Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person.

Unless context otherwise requires, the terms the "Company", "we", "our" and "us" refer to Grand Toys International, Inc., its U.S. subsidiaries, which include Grand Toys (U.S.) Ltd. ("Grand U.S."), Sababa Toys Inc. ("Sababa") and Ark Puzzles, Inc. ("Ark") and our Canadian subsidiaries, which include Grand Toys Ltd. ("Grand Ltd. ") and Grand Concepts Inc. ("Concepts" and with Grand Ltd., collectively "Grand Canada").

The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment.

As of February 11, 2002, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 1,285,200 shares of our common stock outstanding, which is the only outstanding class of voting securities as of the record date. Each outstanding share is entitled to one vote on all matters that may come before the Annual Meeting. The holders of record of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum for the transaction of business at the Annual Meeting, but, in the absence of a quorum, the holders of record, present in person or represented by proxy at such Annual Meeting, may vote to adjourn the Annual Meeting from time to time until a quorum is obtained. We expect to mail this Proxy Statement together with a proxy, the Notice of Annual Meeting, and our Annual Report to our shareholders on or about February 12, 2002.

Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of revocation to our Secretary; mere attendance at the Annual Meeting without such notice will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a shareholder and, if no direction is made, will be voted (1) in favor of the election of the nominees as Directors, and (2) for the ratification of the appointment of KPMG LLP as independent accountants of the Company for 2001. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the Annual Meeting will not be counted as a vote "for" or "against" the matter in question, but will be counted for purposes of determining the presence or absence of a quorum. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called broker nonvotes), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal. If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

Our By-laws provide that shareholders holding a majority of the shares of common stock issued and outstanding and entitled to vote thereon shall constitute a quorum at meetings of shareholders. The affirmative vote of a majority of the votes of common stock voting together as a single class present in person or represented by proxy at the Annual Meeting is necessary for the approval of Proposals 1 and 2.

Only shareholders of record at the close of business on February 11, 2002 will be entitled to vote at the Annual Meeting or any adjournments thereof.

It is desirable that as large a proportion as possible of the shareholders' interests be represented at the Annual Meeting. Therefore, even if you intend to be present at the Annual Meeting, you are requested to sign and return the enclosed proxy to ensure that your stock will be represented. If you are present at the Annual Meeting and desire to do so, you may withdraw your proxy and vote in person by giving written notice to our Secretary. Please return your executed proxy promptly.

Except as otherwise indicated, references in this proxy statement to dollars or "$" are United States dollars.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 1, 2002 by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers (as defined below) and (iv) all of our executive officers and directors as a group. Except as indicated in the footnotes to this table, we believe that the persons named in this table have sole voting and investment power with respect to such shares

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class and VotingPower (1)
David Mars 1710 Rte. Transcanadienne Dorval, QC, Canada H9P 1H7	254,080 (2)	21%
Stephen Altro 1710 Rte. Transcanadienne Dorval, QC, Canada, H9P 1H7	188,366 (3)	16%
Ofer Nissim 65 High Ridge Road, Suite 500 Stanford, CT, 06905	106,250 (4)	8%
James B. Rybakoff 780 Third Avenue New York, NY 10017	56,250 (5)	4%
R. Ian Bradley 1710 Rte. Transcanadienne Dorval, QC, Canada, H9P 1H7	37,500 (6)	3%
Elliot L. Bier 999 Boul. de Maisonneuve Ouest Montreal, QC, Canada H3A 3L4	37,750 (7)	3%
All Executive officers and directors as a group (five persons)	611,446 (8)	47%

  Computed on the basis of 1,285,200 shares of common stock and, with respect to those persons holding warrants or options to purchase common stock exercisable within sixty (60) days, the number of shares of common stock that are issuable upon the exercise thereof.

  Includes 37,500 shares of common stock held by Amgo Investments, Inc, a company controlled by David Mars and Stephen Altro ("Amgo"), 57,142 shares held by 136012 Canada Inc. and 57,142 shares held by 2884330 Canada Inc., in addition to 12,188 shares of common stock issuable upon exercise of stock options held by Mr. Mars. Mr. Mars' interest in Amgo is owned of record by 2884330 Canada Inc., a privately-held corporation controlled by Mr. Mars, and of which his wife and children are the only other stockholders. Mr. Mars disclaims beneficial ownership of 18,750 shares of common stock owned by Amgo and beneficially owned by Mr. Altro.

  Includes 37,500 shares of common stock held by Amgo, 75,714 shares held by 2870304 Canada Inc. and 75,714 shares held by 136011 Canada Inc., in addition to 12,188 shares of common stock issuable upon exercise of stock options held by Mr. Altro. Mr. Altro's interest in Amgo is owned of record by 2870304 Canada Inc., a privately-held corporation controlled by Mr. Altro, and of which his wife and children are the only other stockholders. Mr. Altro disclaims beneficial ownership of 18,750 shares of common stock owned by Amgo and beneficially owned by Mr. Mars.

  Includes options to purchase 12,500 shares of common stock executed within sixty (60) days. Mr. Nissim's holdings of 93,750 shares is held indirectly through Knox Security Engineering Corp. and Ark Foundation LLC.

  Includes currently exercisable warrants to purchase 55,000 shares of common stock issuable to Akin Bay Company LLC pursuant to that certain Warrant Agreement dated August 1999, and currently exercisable options to purchase 1,250 shares of common stock issued pursuant to our Stock Option Plan. Mr. Rybakoff is the controlling member of Akin Bay.

  Represents currently exercisable options to purchase 37,500 shares of common stock issued pursuant to our Amended and Restated 1993 Stock Option Plan (the "Stock Option Plan").

  Represents currently exercisable options to purchase 1,250 shares of common stock issued pursuant to our Stock Option Plan, and 36,000 shares issued upon exercise of options granted outside the stock option plan. Mr. Bier is a director of Grand.

  See Footnotes (1) - (7).

ELECTION OF DIRECTORS
(Proposal 1)

Voting Rights

The election of Directors will be by a plurality vote. Pursuant to our By-laws, the number of directors constituting the full Board of Directors is determined from time to time by the Board of Directors. The number of Directors is currently fixed by the Board at four. At the Annual Meeting, action will be taken to elect a Board consisting of the four incumbent directors, Stephen Altro, David Mars, Elliot L. Bier and James B. Rybakoff. All directors will serve until the next Annual Meeting of Shareholders and until their respective successors shall be duly elected and shall qualify.

Directors are elected annually by the shareholders and hold office until the next Annual Meeting and until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

Director Compensation

Directors who are also officers of the Company are not paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings but are eligible to participate in the Company's Stock Option Plan. Non-employee Directors of the Company are compensated for their services and attendance at meetings through the automatic grant of 125 options per quarter pursuant to the Company's Stock Option Plan. The exercise price of options granted to non-employees directors is the market price of the Company's common stock on the first day of each quarter.

Nominees

Each of the incumbent directors has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors or the Board of Directors may be reduced in accordance with our By-laws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was selected as a director or officer.

Set forth below is the name, age, principal occupation during the past five years and other information concerning each director and nominee. The information presented with respect to each nominee has been furnished by that nominee.
Name	Position with Company	Age	Director Since
Elliot Bier	Director, Chairman	52	July 1993
Stephen Altro	Director	64	July 1993
David Mars	Director	64	July 1993
James B. Rybakoff	Director	35	May, 1996

Elliot L. Bier has been a practicing attorney in Montreal for the last 24 years. He is a senior partner in Adessky Poulin, the Company's Canadian legal counsel. Since November 16, 2000, Mr. Bier has served as Chairman of the Company. Since May 2001, Mr. Bier serves as the Chief Operating Officer of Polystar Inc., a Montreal based plastics company.

Stephen Altro has held executive positions with Grand Canada, the Company's Canadian operating subsidiary, for over 41 years. From July 20, 1993 to June 30, 2000, Mr. Altro served as Chairman, President and Chief Executive Officer of the Company. Mr. Altro co-founded Grand Canada with David Mars in 1961.

David Mars has held executive positions with Grand Canada for over 41 years. From July 20, 1993 to June 30, 2000, Mr. Mars served as Vice-Chairman of the Company. Mr. Mars co-founded Grand Canada with Stephen Altro in 1961.

James B. Rybakoff is also the President of Akin Bay Company, L.L.C., a NASDAQ member investment bank and brokerage firm, which Mr. Rybakoff co-founded in 1990. From 1992 to 1993 he served as an associate for Zilkha & Company, an international mergers and acquisition investment banking and strategic planning firm.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and each of the Directors attended all of the meetings.

Audit Committee

The Audit Committee consists of two directors. Elliot L. Bier and James B. Rybakoff are the current members of this committee. The Audit Committee (i) recommends to the Board the conditions, compensation and term of appointment of independent chartered accountants for the audit of our financial statements, (ii) reviews our examination reports prepared by regulatory authorities, and (iii) provides the Board with such assistance as is necessary with respect to our corporate and reporting practices. The Audit Committee may also from time to time confer with the auditors to exchange views relating to the scope and results of the audit. A copy of the Audit Committee's Charter is attached as Exhibit A. During the fiscal year ended December 31, 2000, the Audit Committee did not hold any meetings, but took action by written consent two times. See "Audit Committee Report."

Compensation Committee

The Compensation Committee consists of two directors. Elliot L. Bier and James B. Rybakoff are the current members of this committee. The Compensation Committee reviews and approves the compensation for our senior management, officers and directors. It also administers the Company's Stock Option Plan. During the fiscal year ended December 31, 2000, the Compensation Committee did not hold any meetings, but took action by written consent two times.

The Board of Directors does not have a standing nominating committee or one performing similar functions.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2000, Elliot L. Bier and James B. Rybakoff served as the members of our Compensation Committee. None of the members of our Compensation Committee was, during the fiscal year ended December 31, 2000, one of our officers or employees, or one of our former officers. The Board of Directors does not have a standing nominating committee or one performing similar functions.

Compensation of Directors

Directors do not get paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings, but are eligible to participate in our Stock Option Plan. Directors who are also officers are not paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings. Non-employee directors are compensated for their services and attendance at meetings through the automatic quarterly grant of 500 options pursuant to our Stock Option Plan.

Certain Business Relationships and Related Transactions

Mr. Bier, a Director of the Company, is a senior partner at Adessky, Poulin, which performs legal services for us in Canada. During the fiscal year ended December 31, 2000, we paid Adessky, Poulin an aggregate of $66,384 for legal fees and related disbursements.

Mr. Rybakoff, a Director of the Company, is a member and a managing director of Akin Bay Company L.L.C., a NASD member firm ("Akin Bay"), which performs certain investment banking and other financial advisory services for us under an investment banking agreement with Akin Bay. In addition, we have also paid Akin Bay to sponsor our research reports. Our disinterested directors approved the investment banking agreement and the agreement to sponsor research reports. We believe that the terms of the investment banking and sponsored research agreements are substantially similar to those prevailing at the time for comparable agreements and transactions with other investment banking firms. During the fiscal year ended December 31, 2000, we paid Akin Bay a total of $251,430 for services rendered to us.

Grand Toys (H.K.), an affiliate of the Company owned by Mr. Altro and Mr. Mars, assists us in obtaining competitive sourcing in the Orient. All transactions of Grand Toys (H.K.) are performed on behalf of the Company at cost.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

Our executive officers are:

R. Ian Bradley	President and Chief Executive Officer
Tania M. Clarke	Executive Vice President and Chief Financial Officer

Mr. Bradley, 56 years old, began with the Company on January 16, 2001. Mr. Bradley has extensive experience in the toy and retailing industries, having served in various executive positions with Mattel Canada Inc. from 1983 to 1997, where he was President from 1990 to 1997, and as Vice President Finance & Administration of Dylex Limited, a leading Canadian retailer, from 1999 to 2000. During 1998, Mr. Bradley was a consultant for Dylex Limited and Baldwin Paper.

Tania M. Clarke, 33 years old, has been the Executive Vice-President and Chief Financial Officer of the Company since December 4, 2000, and has been employed by Grand in various other financial capacities since May 3, 1993. Prior thereto, Ms. Clarke was employed by KPMG LLP, as an external auditor for 3 years. Ms. Clarke is a Canadian Chartered Accountant and a U.S. Certified Public Accountant.

Key Employees

Our management, although not executive officers, regards the following persons, as key employees:

Glennis Carey has been the Director of Marketing for Grand Canada for 20 years. Prior thereto, Ms. Carey worked for Mattel International, Inc., in marketing for ten years.

Robert Herbst has been the Director of Operations for Grand Canada since April 1995. Prior thereto, Mr. Herbst worked at Grand Canada in various capacities for 20 years.

Paul Newbold has been the Director of Sales for Grand Canada since December 1, 1999. Prior thereto he worked at Hallmark (US) in the similar capacity.

Charles Marshall has been Director of Merchandising and Product Development since July 1998. Prior thereto, Mr. Marshall has worked in the toy industry for over 30 years in similar positions.

Each of Messrs. Altro and Mars were executive officers of Grand Group Inc., our former United States Operating Company ("Grand Group"). On January 4, 1996, an order for relief under Chapter 7 of the United States Bankruptcy Code was entered against Grand Group, at which time a trustee was appointed to supervise its liquidation.

Executive Compensation

The following table summarizes certain information regarding compensation awarded, paid or accrued by the Company for the fiscal years ended December 31, 1998, 1999 and 2000 respectively to the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the CEO who served in such capacity at the end of fiscal 2000 whose total annual salary and bonus for three years ended December 31, 2000, 1999 and 1998 exceeded $100,000 (collectively, the "Named Executive Officers"). "Named Executive Officer" means our Chief Executive Officer and each of our four most highly compensated executive officers whose total annual salary and bonus for the years ended December 31, 2000, 1999 and 1998 exceeded $100,000.

Summary Compensation Table
	Annual Compensation				Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Stephen Altro, President, Chief Executive Officer, Chairman and Director(1)	2000 1999 1998	102,000(3),(6) 162,000(4) 156,000(5)	- 50,000(4) -	46,000(7) 46,000(8) 42,000(9)	- 11,688 (11) -	- - -
David Mars, Vice Chairman Director(2)	2000 1999 1998	102,000(3),(6) 162,000(4) 156,000(5)	- 50,000(4) -	40,000(7) 29,000(8) 28,000(9)	- 11,688 (11) -	- - -
Ken Cieply, Chief Financial Officer (10)	2000 1999 1998	95,000(3) 26,000(4) -	- -	7,000(7) 1,000(8) -	- - -	- - -

  Mr. Altro ceased to be President, Chief Executive Officer and Chairman on June 30, 2000.

  Mr. Mars ceased to be Vice Chairman on June 30, 2000.

  Such amounts are based upon an exchange rate of Canadian $1.48 to United States $1.00 (the exchange rate on December 31, 2000).

  Such amounts are based upon an exchange rate Canadian $1.49 to United States $1.00 (the exchange rate on December 31, 1999).

  Such amounts are based upon an exchange rate of Canadian $1.54 to United States $1.00 (the exchange rate on December 31, 1998).

  Mr. Altro and Mr. Mars total salary consists of $84,000 in salary to June 30, 2000 and $18,000 in consultant's fees for the period from July 1 to December 31, 2000.

  Other annual compensation for Mr. Altro consists of $14,000 for car lease payments, $12,000 for annual country club dues and 20,000 for life insurance premiums. For Mr. Mars, it includes $12,000 for car lease payments, $12,000 for annual country club dues and $16,000 for life insurance premiums. For Mr. Cieply it consists of car lease payments.

  Other annual compensation for Mr. Altro consists of $12,000 for car lease payments, $11,000 for annual country club dues and $23,000 for life insurance premiums. For Mr. Mars it includes $2,000 for car lease payments, $11,000 for annual country club dues and $16,000 for life insurance premiums. For Mr. Cieply it consists of car lease payments.

  Other Annual Compensation for Mr. Altro consists of $11,000 for car lease payments and $11,000 for annual country club dues and $20,000 for life insurance premiums. For Mr. Mars it includes $11,000 for country club dues and $17,000 for life insurance premiums.

  Mr. Cieply was hired on September 20, 1999. Amounts reflect partial year.

  The options issued in 2000 were 46,750. Taking into consideration the 1-for-4 reverse stock split dated September 4, 2001, the amount becomes 11,688.

The following table sets forth further information regarding the stock option grants during fiscal 2000 to the officers named in the Summary Compensation Table above.

Option Grants in 2000

There were no stock options granted to the Named Executive Officers in 2000.

Aggregated Option Exercises in Fiscal Year 2000 and Option Values as of December 31, 2000

The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 2000, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares underlying both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2000, as determined by the closing price of our common stock on that date as reported by NASDAQ.
Name	Shares Acquired On Exercise (#)	Value Realized $(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable (2)	Unexercisable
Stephen Altro	-	-	11,688 (3)	-	-	-

David Mars	-	-	11,688 (3)	-	-	-

  "Value Realized" represents the fair market value of the shares of common stock underlying the option on the date of exercise less the aggregate exercise price of the option.

  Closing stock price on December 31, 2000 was $ 0.34. All unexercised options granted to Mr. Altro and Mr. Mars had exercise prices in excess of $ 0.34.

(3) Amount of options issued were originally 46,750. Taking in to consideration the 1-for-four reverse split of September 4, 2001, the amount becomes 11,688.

Employment Agreements

None.

Board Compensation Committee Report on Executive Compensation

General. The Compensation Committee is composed of non-employee Directors who review recommendations as to senior executive officer compensation which, upon the approval of the Compensation Committee, are submitted to the Board of Directors. The members of the Compensation Committee also administer the Stock Option Plan of the Company under which options have been granted on a discretionary basis to senior executive officers. The Compensation Committee's overall compensation policy applicable to executive officers is to provide a compensation package that is intended to attract and retain qualified executives for us and to provide them with incentives to achieve our goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, a retirement savings plan, and employment agreements and miscellaneous personal benefits.

CEO Compensation. Pursuant to the terms of an employment agreement which was terminated on June 30, 2000, Mr. Altro, our former President, Chief Executive Officer and Chairman, received six months salary based on an annual salary of $168,000, together with other benefits, including life insurance through June 30, 2000. Mr. Altro's employment agreement terminated, and he resigned as an officer, on June 30, 2000. From July 1, 2000 through December 31, 2000, Mr. Altro worked as a consultant of the Company and received $18,000 in consulting fees, plus other benefits, including life insurance. Based upon the performance of the Company through June 30, 2000, the Compensation Committee did not award a discretionary bonus to Mr. Altro. The new Chief Executive Officer's salary will be based on the factors set forth above in the "Board Compensation Committee's Report on Executive Compensation."

Salaries. The Compensation Committee's policy is to provide salaries (i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Compensation Committee's subjective judgment to reflect differences in duties of the officers and differences in the size and stage of development of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance. The Compensation Committee determines comparable salaries paid by other companies similar to us through its subjective evaluation of its members' knowledge of salaries paid by other companies, salary requests of individuals interviewed by us for open positions and recommendations of management. The Committee subjectively evaluates this information and our financial resources and prospects to determine the salary and severance arrangements for an executive officer. Salaries for fiscal 1999 were determined based on a subjective evaluation of the factors described above, without giving any specific priority or weighting to any of the factors.

Bonuses. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving our goals. In addition, the Compensation Committee's policy is to pay discretionary bonuses, determined near the end of the fiscal year, to compensate executive officers for performance or achievements during the fiscal year not covered by bonuses paid earlier in the year.

Stock Options. The Compensation Committee's policy is to award stock options to each of our officers, employees and directors in amounts reflecting the participant's position and ability to influence our overall performance, determined based on the Committee's subjective judgment after reviewing the number of options previously granted to such person, the number of options granted to persons in similar positions both with us and at other companies deemed comparable to us (based on the members' knowledge of options granted by other companies), the number of options remaining available for grant and management's recommendations.

Options are intended to provide participants with an increased incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees. The number of options granted to an executive in 2000 were granted as an inducement for employment.

The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. The Committee's policy is also to provide new executives with options to attract them to us based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to similar executives.

Generally, the Compensation Committee reserves the right to pay compensation to our executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. Options granted to executives in fiscal 1997 are potentially subject to limits on permitted federal income tax deductions upon exercise of such options, including under current treasury regulations concerning the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee determined to recommend the grants of options to executives in July 1997 despite such options potentially being subject to the $1,000,000 cap on executive compensation. The Committee determined that such grants were more important to us than the potential loss of related compensation deductions upon exercise of the options.

Retirement Savings Plan. We have adopted a group retirement savings plan for our Canadian employees. We contribute to this plan the lesser of (a) 50% of the employee's contribution to this plan; (b) 3% of the employee's gross earnings; or (c) Canadian $3,000 per employee. During the year ended December 31, 2000, we contributed approximately $20,000 to the plan.

Employment Agreements and Miscellaneous Personal Benefits. The Compensation Committee's policy has been to have employment agreements with each of its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. These benefits are intended to permit the executive officer to focus his attention on performing his duties to us, rather than on the security of his employment, and to provide the officer with benefits deemed by the Compensation Committee to be suitable for the executive's office.

This report is provided in accordance with federal securities law requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

By the Compensation Committee

James B. Rybakoff

Elliot L. Bier

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee during fiscal 2000 were Messrs. Rybakoff and Bier. For a description of the business relationship between each of them and the Company see "Certain Relationships and Related Transactions." Mr. Rybakoff has never been an officer or employee of the Company. Mr. Bier was appointed Chairman of the Board of the Company on November 16, 2000. None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity during 2000.

Performance Graph

The following graph tracks an assumed investment of $100 on the last trading day of the calendar year indicated below in our common stock, the NASDAQ Stock Market and the NASDAQ Non-Financial Stocks sector, assuming full reinvestment of dividends. Past performance is not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

The directors and executive officers of the Company, and the owners of more than ten (10%) percent of the Company's outstanding Common Stock, are required to file reports with the Securities and Exchange Commission and with NASDAQ, reporting changes in the number of shares of the Company's Common Stock beneficially owned by them and provide the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all reports were timely made for the year ended December 31, 2000, with the following exceptions: (i) David Mars, Vice Chairman and Director, reported late on (A) a Form 4 filed on June 9, 2000. The purchase of 10,000 shares of Common Stock on April 12, 2000 and (B) a Form 4 filed on May 11, 2000, the sale of 1,000 shares of Common Stock on September 9, 1999, the sale of 20,300 shares of Common Stock on September 17, 1999, the sale of 1,000 shares of Common Stock on October 12, 1999 and the sale of 2,700 shares of Common Stock on November 29, 1999; (ii); Stephen Altro, Director, reported late on a Form 4 filed on May 11, 2000, the sale of 1,000 shares of Common Stock on September 9, 1999, the sale of 20,300 shares of Common Stock on September 17, 1999, the sale of 1,000 shares of common Stock on October 12, 1999 and the sale of 2,700 shares of Common Stock on November 29, 1999, (iii) Ken Cieply, Chief Financial Officer, filed on July 24, 2000 a Form 3 as a result of his appointment as Chief Financial Officer on September 20, 1999; and (iv) Tania Clarke, Chief Financial Officer, filed on March 12, 2001 a Form 3 as a result of her appointment as Chief Financial Officer on December 1, 2000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of two independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Elliot L. Bier and James B. Rybakoff. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

KPMG LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of KPMG LLP as the Company's independent auditors for 2001, subject to stockholder ratification.

AUDIT COMMITTEE

Elliot C. Bier

James B. Rybakoff

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CHARTERED ACCOUNTANTS
(Proposal 2)

KPMG LLP served as our independent auditors during 1999. Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors selected KPMG LLP as our principal independent auditors to audit the Company's accounts for the year ending December 31, 2000, subject to ratification by the shareholders.

Audit Fees. The aggregate fees for professional services rendered by KPMG LLP in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year was approximately $ 131,263.

Financial Information Systems Design and Implementation. The Company incurred no expense in respect of professional services rendered by KPMG LLP relating to designing, implementing managing and/or operating the Company's information systems or local area network for the 2000 fiscal year.

All Other Fees. The aggregate fees for professional services rendered by KPMG LLP relating to all other non-audit services, including tax-related services for the 2000 fiscal year was approximately $ 2,973.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

OTHER MATTERS

Our 2000 Annual Report is being mailed to shareholders contemporaneously with this Proxy Statement. We know of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

We will bear all costs in connection with the solicitation of proxies for the Annual Meeting. We intend to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will, at their request, be reimbursed for their out-of-pocket expenses and reasonable clerical expenses. In addition to the use of the mails, solicitation may be made by our employees personally or by mail or telephone to the extent necessary in order to assure sufficient representation. No outside proxy solicitation firm is expected to be employed by us in respect of the Annual Meeting as of the date of this Proxy Statement.

Shareholder Proposals for the 2002 Annual Meeting

Shareholder proposals for the 2002 Annual Meeting must be received by us at our principal executive offices set forth above not later than March 14, 2002 in order to be included in our proxy materials.

By Order of the Board of Directors,

Elliot Bier

Secretary

Dated: February 12, 2002

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

EXHIBIT A

GRAND TOYS INTERNATIONAL, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Grand Toys International, Inc. (the "Corporation") will have the oversight responsibility, authority and duties described in this Charter.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal accounting and financial controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

Composition

The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the "independence" and "financial literacy" requirements of the National Association of Securities Dealers (the "NASD"), as described in Exhibit A, which is attached hereto. The Committee must be comprised solely of independent directors. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD. The Board shall designate one member as Chair of the Committee.

Meetings

The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants or corporate officers.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Accountants

1. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The outside auditor for the Corporation remains ultimately accountable to the Board of Directors and the Committee. The Board of Directors has the ultimate authority to select, evaluate and, where appropriate, replace the outside auditor, or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

2. Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Committees, as amended.

3. Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

4. Obtain from the independent auditors assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended.

5. Review the fees charged by the independent accountants.

Financial Statement and Reports

6. Receive and review from management and the independent accountants a timely analysis of significant financial reporting issues and practices.

7. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Committees, as amended.

8. Meet with management and/or the independent accountants to:

(i) review the annual audit plans of the independent accountants;

(ii) discuss the annual consolidated financial statements;

(iii) discuss any significant matters arising from any audit or report or communication referred to in items 6 or 7 above relating to the consolidated financial statements;

(iv) discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices and auditing plans; and

(v) inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

Reporting and Recommendations

9. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

10. Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee for purposes of this review.

11. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

12. Maintain minutes or other records of meetings and activities of the Committee.

13. Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters and take such other actions as the Committee or the Board may deem necessary or appropriate.

14. Report the name of every Committee member below the Committee report.

15. Certify that:

(i) the Committee has adopted a formal written Committee charter and that the Committee annually reviews and reassesses the charter's adequacy.

(ii) The Committee has and will continue to have an Committee of at least three members, and that the Committee consists and will continue to consist solely of independent directors who meet the NASD independence and financial literacy requirements.

(iii) The Committee has and will continue to have at least one director with special accounting or management expertise as defined by NASD.

16. Include a copy of this charter in the annual report to stockholders or the proxy statement (effective for year ending December 31, 2000) at least triennially or the year after any significant amendment to the charter.

17. Report the results of the annual audit to the Board. If requested by the Board, invite the independent accountants to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors' questions. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed.

18. Prepare any report the SEC requires the Corporation publish in its annual proxy statement, including but not limited to a report of the Committee placed in the Corporation's proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee has reviewed and discussed with management and the independent accountants, as well as discussed within the Committee (without management or the independent accountants present) the financial statements and the quality of accounting principles and significant judgements affecting the financial statements; (2) the Committee discussed with the accountants the independence of the accountants; and (3) based upon the Committee's review and discussions with management and the independent accountants, the Committee had recommended to the Board that the Corporation include the audited financials in its annual Form 10-K report.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, review and other procedures and to retain special counsel and other experts or consultants. Although the Committee has the powers and responsibilities this charter establishes, the Committee has no duty to:

(i) plan or conduct audits. The Corporation's independent accountants are responsible for planning and conducting audits.

(ii) determine that the Corporation's financial statements are accurate, complete, or produced according to generally accepted accounting principles. The Corporation's management has this responsibility.

(iii) ensure that the Corporation complies with all laws, regulations, and the Corporation's code of ethical conduct. These responsibilities also rest with the Corporation's management.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Exhibit A

Independence Requirement

1. The "independence" requirements are as follows:

(i) No Committee member may have a business relationship with the Corporation. A person has a "business relationship" if she or he is partner in, or a controlling shareholder or executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed five percent of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

(ii) No Committee member may be an employee of the Corporation. Anyone currently employed by the Corporation or any affiliate, or employed during the past three years by the Corporation or any affiliate qualifies as an "employee."

(iii) No Committee member may have received any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, excluding compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(iv) No immediate family member of an executive officer of the Corporation or any affiliate may qualify as "independent." Any immediate family member of anyone employed as an executive by the Corporation or any affiliate within the past three years also fails to qualify as "independent." A person's immediate family includes his or her spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in that individual's home.

(v) No Committee member may serve as an executive of another entity where any of the Corporation's executives belongs to the compensation committee.

2. Exceptions to the Independence Requirement:

(i) One director who is not "independent" and is not a current employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under "exceptional and limited circumstances," determines that membership on the Committee by the individual is required by the best interests of the Corporation and its shareholders. A Corporation may appoint to its Committee one non-independent director only in exceptional and limited circumstances.

(ii) The board must disclose, in the next annual Proxy Statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Financial Literacy Requirement

A person qualifies as "financially literate" if he or she can read and understand fundamental financial statements or will become able to read and understand fundamental financial statements within a reasonable time after his or her appointment to the Committee. Fundamental financial statements include the Corporation's balance sheet, income statement, and cash flow statement.

Financial Expertise Requirement

A person meets the "financial expertise" requirement if she or he has (i) past employment experience in finance or accounting, and (ii) professional certification in accounting or other comparable experience or background, including past employment as a Chief Executive Officer, Chief Financial Officer, of other senior officer with financial oversight responsibilities.

Grandfather Clause and Deadline

Any member of the Committee not presently financially literate must meet the financial literacy requirements within a "reasonable time." Companies have until June 14, 2001 to comply with the Committee composition requirements, including the number of independent directors, the applicable independence, financial literacy and financial expertise standards.

GRAND TOYS INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 14, 2002

The undersigned stockholder of GRAND TOYS INTERNATIONAL, INC. (the "Company") hereby appoints Elliot Bier and Ian Bradley, or either of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 14, 2002 at 11:00 a.m. at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA and at any adjournment thereof, with respect to:

  The election of four directors;
  The ratification of the appointment of KPMG LLP as independent chartered accountants for the Company for the 2001 fiscal year; and
  The transaction of such other business as may properly come before the Annual Meeting.

The proxy will be voted in accordance with the instructions given on the other side, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED (1) SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF THE BOARD OF DIRECTORS' NOMINEES AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KMPG LLP AS INDEPENDENT CHARTERED ACCOUNTANTS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please mark you vote as indicated in this example. ☒

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 1 Election of Directors: Elliot Bier, Stephen Altro, David Mars and James B. Rybakoff.

The Board of Directors WITHHOLD
Recommends Stockholders Authority to vote for all nominees
Vote FOR PROPOSAL 1. listed above.

FOR the nominees listed above (except as written to the contrary below) and, unless otherwise indicated, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.

(To withhold authority to vote for To vote for listed nominees, write "For"
any nominee write that nominee's in the space provided below.
name in the space provided below)

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 2 The ratification of the appointment of KPMG LLP as independent chartered accountants for the 2001 fiscal year.

FOR            AGAINST            ABSTAIN

Signature___________________ Signature___________________ Date___________

Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each stockholder named should sign.